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                          LIMITED POWER OF ATTORNEY
                                     FOR
                       MANULIFE LIFE REINSURANCE LIMTED
                            SECTION 16(a) FILINGS

The undersigned, a duly authorized officer of Manulife Life Reinsurance Limited, hereby constitutes and appoints with full power of substitution each of Ariel Ayanna, Anjali Chitre, Edward Macdonald and David Pemstein, acting singly, the undersigned's true and lawful attorney-in-fact to:

      (1) Prepare and execute for the undersigned, Forms 3, 4, and 5 and amendments thereto regarding shares of the Fund in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) File any such Form 3, 4, or 5 or amendments thereto with the United States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority; and

      (3) Take any other action which, in the opinion of such attorney-in-fact, may be necessary or desirable in connection with the foregoing.

The undersigned acknowledges that neither the foregoing attorneys-in-fact nor the Fund are assuming the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 and the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as may be necessary or appropriate.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of January 2019.

                                      MANULIFE LIFE REINSURANCE
                                      LIMITED

                                      /s/ David Raheb
                                      ------------------------------------------
                                      Name: David Raheb
                                      Title: Vice President & Actuary

                                      /s/ Candace Klufas
                                      ------------------------------------------
                                      Name: Candace Klufas
                                      Title: Vice President & Chief Financial
                                             Officer